Acquisition of Ariel Re: Scale and Diversification Investor Presentation November 2016 Exhibit 99.2

Forward Looking Statements

Transaction Summary Transaction Acquisition of Ariel Re (“Ariel” or the “Company”) by Argo Group(1) Ariel is a market leading underwriter in specialty reinsurance and insurance With underwriting teams in London, Bermuda and the U.S., Ariel underwrites virtually all of its risks through its Lloyd’s Syndicate – 1910 Ariel’s Lloyd’s Syndicate 1910 is consistently a top performer at Lloyd’s based on profitability(2) #1 ranked in 2015 based on loss ratio #3 ranked during 2010 – 2015 based on combined ratio Transaction Value Approximately $235 million(3) Approximately 1.25x 2016E Tangible Book Value Transaction Value / Last Twelve Months net income of approximately 8.1x Consideration Mix Argo will fund the acquisition with existing cash and available credit facilities Business Leadership Collective business leadership committed to Argo’s broad and diversified platform Both teams to play a key role in the ongoing business Approvals and Timing Regulatory approvals and other customary closing conditions Expected closing in the first quarter of 2017 (1) As part of the transaction, Argo will not acquire Ariel Indemnity Ltd. (“AIL”), which is a run-off subsidiary (2) Ranking calculated on a year of account basis and relative to the Lloyd’s Top 40 reinsurance syndicates (3) Subject to purchase price adjustments based on year end book value; transaction multiples pro forma for the exclusion of AIL

Transaction Highlights Increased Scale and Market Presence Achieves strategic goal of enhancing scale at Lloyd's and Bermuda Allows Argo to better advance distribution relationships and more effectively compete across all market cycles Diversified Platform Across Products and Geographies Ariel’s established platform expands distribution and product capabilities and provides access to new markets to further diversify Argo’s specialty insurance and reinsurance growth strategy The addition of Ariel’s established third party capital management franchise expands Argo’s market presence, enhances capital flexibility and provides a stable source of fee based income Ariel’s attractive property catastrophe and specialty businesses complement Argo’s existing reinsurance portfolio Financially Attractive Expected to be immediately accretive to EPS and ROE(1) Neutral to book value per share and modestly dilutive to tangible book value per share Improved pro forma loss ratio performance and enhanced operational efficiencies through approximately $15 mm in synergies, which approximates 20% of Ariel’s 2015 Other Operating Expenses Capital diversity enhances financial flexibility Continued Specialty Insurance Focus Ariel represents a strategic “bolt-on” to Argo’s specialty underwriting focus Argo’s specialty insurance business will continue to be the Group’s primary focus Management expects the portfolio's 2017 composition to be approximately 88% and 12% reinsurance Limited Integration Risk Ariel maintains business in lines where Argo has significant underwriting and management expertise Similar corporate cultures and analytical view of risk Straightforward corporate and organizational structure (1) Based on historical and expected results

ARGO GROUP

Important "Bolt-On" Addition to the Argo Franchise

- **Ariel enhances Argo's scale at Lloyd's and in Bermuda but does not alter Argo's focus on specialty insurance**

ARGO GROUP

Excess & Surplus Lines

- Leader in U.S. Excess & Surplus lines
- Strong relationships with national, local, and regional wholesale brokers
- Seasoned underwriting expertise is a competitive advantage
- Target all sizes of non-standard risks with focus on small/medium accounts
- Underwrites on largely non-admitted basis and across all business enterprises

Commercial Specialty

- Distributed primarily through retail brokers / agents
- Argo insurance – designs customized programs for retail grocery stores
- Trident – SME public-sector U.S. entities
- Rockwood – Workers comp for coal mining industry
- Surety – Top 25 writer
- Programs – underwrites select specialty programs and provides fronting for State-sponsored funds

International Specialty

- Includes property reinsurance business and insurance business in Bermuda and Brazil
- Distributed through retail and wholesale brokers and retail agents
- Building diversity through expansion in Brazil and throughout the Eurozone

Ariel

- Underwrites a global portfolio through offices in London, Bermuda and the U.S., employing ~100 people
- Business is primarily produced through its Bermuda operations but underwritten via Syndicate 1910
- Distributed primarily through brokers
- Top ranked Lloyd's syndicate in profitability(1)

Syndicate 1200

- Well-established multi-class platform at Lloyd's
- Ranks among the largest Syndicates at Lloyd's by stamp capacity
- Regional offices in Dubai, Singapore and China
- 2015 GWP of ~$600 mm
- Pro forma for the acquisition, Argo's Lloyd's franchise would be the 12th largest with almost £700 mm in stamp capacity

PF GPW 9/30 LTM: $2,386m

Excess & Surplus Lines	Commercial Specialty	International Specialty	Ariel	Syndicate 1200
$579m 24% of Total GPW	$668m 28% of Total GPW	$258m 11% of Total GPW	$274m 12% of Total GPW	$607m 25% of Total GPW

(1) Ranking calculated on a year of account basis and relative to the Lloyd's Top 40 reinsurance syndicates

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Argo’s Continued Specialty Focus Argo remains primarily a specialty insurance underwriter, with a well diversified portfolio mix Management expects the portfolio's 2017 composition to be approximately 88% and 12% reinsurance Combination provides greater scale in reinsurance and at Lloyd's to more efficiently leverage existing infrastructure Reinsurance: 7% Primary: 93% Primary: 17% Reinsurance: 83% Reinsurance: 15% Primary: 85% Other Commercial: 17% E&S: 34% Syndicate Liability: 9% Public Entity: 6% Programs: 2% Spec. Prop Reinsurance: 5% Specialty Reinsurance: 6% Emerging Mkt: 6% US Pro Liability: 7% Other Commercial: 15% E&S: 32% Syndicate Liability: 8% Public Entity: 5% Programs: 2% Spec. Prop Reinsurance: 9% Specialty Reinsurance: 10% Emerging Mkt: 5% US Pro Liability: 6% (1) Based on Argo management estimates Spec. Prop Reinsurance: 33% Other Commercial: 1% E&S: 14% Specialty Reinsurance: 44% Spec. Prop Insurance: 8% Spec. Prop Insurance: 8% Spec. Prop Insurance: 8% Ariel GWP 9/30 LTM: $274m AGII GWP 9/30 LTM: $2,112m AGII PF GWP 9/30 LTM: $2,386m(1)

2015 Net Loss Ratio Enhanced Scale, Diversification and Profitability Top 40 (Re)insurers at Lloyd’s Pro Forma Argo / Ariel = ~£700m or 12th Largest Syndicate 2015 Gross Written Premium (£m) A combination with Ariel would make Argo the 12th largest (re)insurer at Lloyd’s, with a 2015 pro forma gross written premium base of ~ £700m, and would allow Argo to participate in Ariel’s compelling UW results Source: Syndicate Information, Aon Benfield Market Analysis Ariel was the top performer among the Lloyd’s top 40 with a 2015 Loss Ratio of 25%

Strategic Deployment of Third Party Capital Both Argo and Ariel strategically deploy a diverse array of third party capital at Lloyd’s to enhance capital flexibility and respond to market opportunities Lloyd’s Third Party Capital Flexibility Ariel 2017 Funds at Lloyd’s ($ mm’s) Source: Ariel, Argo management Third party capital providers at Lloyd’s provide considerable benefits, including: Flexibility to expand and contract capital based on market conditions Increased underwriting capacity augments client and distribution relationships Meaningful risk management tool High quality, stable capital Fee based revenue Ariel 2017 Total Funds at Lloyd’s: ~$494m Ariel NAV and Existing Cash 3rd Party Capital – Names Special Purchase Syndicate 6117 Argo 2017 Funds at Lloyd’s ($ mm’s) Argo 2017 Total Funds at Lloyd’s: ~$387m Argo NAV and Existing Cash 3rd Party Trade Capital Individual Names

ARGO GROUP

Ariel Business Overview

- Ariel maintains a leading global (re)insurance position focused on property and specialty risks – marine, energy, and a growing insurance platform targeting contingent outage, U.S. E&S and property exposures
  - As noted below, Ariel's historical loss ratios have been very compelling
- The Company's business is primarily produced through its Bermuda operations but underwritten via its Lloyd's Syndicate – 1910



Syndicate 1910 Gross Written Premium
Reinsurance
Primary Insurance
2016 YoA GWP ($ millions)
200
150
100
50
-
$117m
$39m
$173m
$20m
$29m
$25m
US Property Reinsurance
International Property Reinsurance
Specialty Reinsurance
Direct & Facultative Insurance
Contingent Outage Insurance
Excess & Surplus Lines Insurance

Products & Subclasses	Homeowners and light commercial (US)	Homeowners and light commercial (developed nations excl. US)	Marine, energy, non-US retro and XL, aviation, space, terror and multiline QS	Low frequency / high severity products	Power plant operators (dual trigger policies)	US E&S platform launched in 2015
UW Staff	Bermuda: 4 London: 2[1]	Bermuda: 2 London: 2[1]	Bermuda: 5	Bermuda: 4 London: 3	Bermuda: 2	US: 6
'06-'15 Avg Loss Ratio[2]	**23%**	**30%**	**59%**	**15%**	**30%**	**4%** *(2015)*

Notes: (1) Support both the US and International lines of business; (2) Calculated on a year of account basis and includes merged companies from the year of merger

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Continued Balance Sheet Strength As of 9/30/2016 ($ millions) Argo Ariel Transaction Adjustments Estimated Pro Forma Cash and Invested Assets $4,437 $450 ($98) $4,789 Total Assets $7,181 $895 ($153) $7,922 Tangible Common Equity $1,567 NA ($50) $1,517 Total Debt + Hybrid $369 $83 $135 $587 Debt / Total Capital 9.1% 0% 4.9% 14.0% Debt + Hybrid / Total Capital 17.1% 21.9% 7.6% 24.7% Book Value per Share $59.64 NA $59.64 Tangible Book Value per Share $52.27 NA ($1.67) $50.60 Pro Forma capital structure is well within management risk limits and rating agency guidelines

ARGO GROUP

Argo's Selective and Disciplined Success in M&A

Colony & Rockwood

Transforms Argonaut into a diversified underwriter of specialty risk in the U.S.

- Year: 2001
- Price: $165m
- Funding: Cash

- *Market leader* in the specialty insurance sector
- Since acquisition, Colony & Rockwood have *returned more than 8x* the purchase price
- *89.5% 3Q 2016 YTD E&S combined ratio*

PXRE (Bermuda Merger)

Re-domicile to Bermuda gives Argo Group a platform for international expansion

- Year: 2007
- Price / Book: 0.85x
- Funding: 9.2m Shares

- *100%* of shares issued in connection with transaction have been repurchased
- *$29 million* of favorable reserve development since acquisition
- *Enabled* the establishment of three profitable businesses: Argo Re, Excess Casualty & Professional Liability
- *Significant* Group-wide bottom-line enhancement
- *Excess Capital* funded acquisition of Syndicate 1200

Syndicate 1200

Argo Group adds presence at major insurance hub with access to worldwide risks

- Year: 2008
- Price: $272m
- Funding: Cash

- *Global licenses* and meaningful capital efficiency
- *Among largest* Syndicates at Lloyd's by Stamp Capacity
- *Upgraded* talent and strengthened management depth
- *Completed re-underwriting* of the book with significant reduction in cat exposure
- Since the beginning of 2013, Syndicate 1200 has produced *cumulative PTI of ~$136m*(1)

Ariel

Argo Group adds scale and diversification at Lloyd's and Bermuda

- Year: 2016
- Price: ~$235m
- Funding: Cash

- A strategic move to provide *scale and diversity* to Argo's Bermuda and London platforms
- Opportunity to *leverage and enhance Argo's already robust underwriting analytics* with unique modeling and risk analysis tools
- Good *cultural and management fit* between Argo and Ariel teams

PTI = Pre-Tax Income.
(1) See Argo Group's Form 10-Q and 10-K filings for full segment data and applicable reconciliations

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Enhancing Scale and Diversification A strategic move to provide scale and diversity to Argo’s Bermuda and London platforms Opportunity to leverage and enhance Argo’s already robust underwriting analytics with unique modeling and risk analysis tools Complementary to Argo’s specialty insurance focus Good cultural and management fit between Argo and Ariel teams Advances Argo’s cycle management abilities Financially compelling – expected to be immediately accretive to EPS